SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [   ]  Confidential, for Use of the
                                             Commission Only (as permitted by
[X]  Definitive Proxy Statement              Rule 14a-6(e)(2))

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          SUMMIT FINANCIAL GROUP, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:


   (2) Aggregate number of securities to which transaction applies:


   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, for the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:


      (2) Form, Schedule or Registration No.:


      (3) Filing Party:


      (4) Date Filed:

                      [Summit Financial Group Letterhead]




                                                              August 26, 2002




Dear Shareholder:

     You  are  cordially   invited  to  attend  a  Special   Annual  Meeting  of
Shareholders of Summit Financial Group, Inc. scheduled for 1:00 p.m. on October 15, 2002, at the South Branch Inn, Route 220 North, Moorefield, West Virginia.

     The primary business of the special meeting will be to consider and vote upon an Amendment to the Article of Incorporation (1) authorizing a class of preferred shares; and (2) to vest in the Company's Board of Directors the right to issue preferred shares in one or more series and to fix and determine the relative rights and preferences as between any series of such preferred shares. The formal Notice of Special Meeting of Shareholders containing further information pertinent to the meeting is set forth on the following pages.

     Your Board of Directors have unanimously approved the matters to be voted upon at the Special Meeting.

     In order to be sure your shares are voted at the meeting if you cannot attend, please complete, sign and return the enclosed proxy card as soon as possible.

     We trust that the enclosed proxy materials will satisfy your informational needs, and we look forward to seeing you at the Special Meeting.


                                                      Sincerely,



                                                      Oscar M. Bean
                                                      Chairman of the Board

                      [Summit Financial Group Letterhead]


               ---------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

               ---------------------------------------------------



TIME............................         1:00 p.m., EDT, on October 15, 2002


PLACE...........................         South Branch Inn
                                         Route 220 North
                                         Moorefield, West Virginia  26836


ITEMS OF BUSINESS...............        (1)  To approve an Amendment to the
                                             Articles of Incorporation
                                             authorizing a class of preferred
                                             shares;


                                        (2)  To vest in the Company's Board of
                                             Directors the right to issue
                                             preferred shares in one or more
                                             series and to fix and determine the
                                             relative rights and preferences as
                                             between any series of such
                                             preferred shares.



RECORD DATE.....................         Only those shareholders of record at
                                         the close of business on August 26,
                                         2002 shall be entitled to notice and to
                                         vote at the meeting.



PROXY VOTING ...................         It is important that your shares be
                                         represented and voted at the Meeting.
                                         Please MARK, SIGN, DATE and PROMPTLY
                                         RETURN the enclosed proxy card in the
                                         postage-paid envelope.  Any proxy may
                                         be revoked prior to its exercise at the
                                         Meeting.



August 26, 2002.................                                 Oscar M. Bean
                                                         Chairman of the Board

                                TABLE OF CONTENTS



PROXY STATEMENT..............................................................1

   Shareholders Entitled to Vote.............................................1
   Proxies ..................................................................1
   Vote By Mail..............................................................1
   Voting at the Special Meeting.............................................1
   Required Vote.............................................................1
   Cost of Proxy Solicitation................................................2
   Shareholder Account Maintenance...........................................2

ITEM 1 -- AMENDMENT TO ARTICLES OF INCORPORATION TO CREATE
             A CLASS OF PREFERRED SHARES ....................................3

   Description of Proposed Amendment.........................................3
   Vote Required for Adoption of the Proposed Amendment......................4

ITEM 2 -- AMENDMENT TO ARTICLES OF INCORPORATION TO VEST IN THE BOARD
             OF DIRECTORS CERTAIN RIGHTS WITH RESPECT TO PREFERRED SHARES....5

   Description of Proposed Amendment ........................................5
   Vote Required for Adoption of the Proposed Amendment......................6

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS.................................7

PRINCIPAL SHAREHOLDER........................................................9

REQUIREMENTS, INCLUDING DEADLINE FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS..................10



EXHIBIT  A:  Text of Amendment Proposed in Item 1

EXHIBIT  B:  Text of Amendment Proposed in Item 2

EXHIBIT  C:  West Virginia Code Sections 31-1-78 and 31-1-79

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
--------------------------------------------------------------------------------



     These proxy materials are delivered in connection with the solicitation by the Board of Directors of Summit Financial Group, Inc. ("Summit," the "Company," "we," or "us"), a West Virginia corporation, of proxies to be voted at our Special Meeting of Shareholders and at any adjournment or postponement.

     You are invited to attend our Special Meeting of Shareholders on October 15, 2002, beginning at 1:00 p.m. The Meeting will be held at the South Branch Inn, Route 220 North, Moorefield, West Virginia.

     This Proxy Statement, form of proxy and voting instructions are being mailed starting September 16, 2002.

Shareholders Entitled to Vote

     Holders of record of Summit common shares at the close of business on August 26, 2002 are entitled to receive this notice and to vote their shares at the Special Meeting. As of that date, there were 1,754,310 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Special Meeting.

Proxies

     Your vote is important. Shareholders of record may vote their proxies by mail. If you choose to vote by mail, a postage-paid envelope is provided.

     Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Special Meeting.

     You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote By Mail

     If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Voting at the Special Meeting

     The method by which you vote now will in no way limit your right to vote at the Special Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

     All shares that have been properly voted and not revoked will be voted at the Special Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Required Vote

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Special Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.


     On the record date, there were 1,754,310 shares of common stock outstanding which are held by approximately 1,243 shareholders of record. A majority of the outstanding shares of Summit Financial Group, Inc. will constitute a quorum at the meeting.

Cost of Proxy Solicitation

     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission or by telegram. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company's common stock. Upon request we will reimburse these entities for their reasonable expenses.

Shareholder Account Maintenance

     We act as our own Transfer Agent. All communications concerning accounts of shareholders of record, including address changes, names changes, inquiries as to requirements to transfer common shares and similar issues can be handled by contacting Teresa Sherman by telephone at (304) 538-7233, extension 126, or by e-mail at tsherman@summitfgi.com.

--------------------------------------------------------------------------------

                ITEM 1 -- AMENDMENT TO ARTICLES OF INCORPORATION
                      TO CREATE A CLASS OF PREFERRED SHARES
--------------------------------------------------------------------------------



Description of Proposed Amendment

     The Company's Board of Directors, at a meeting held on August 2, 2002, unanimously adopted resolutions approving and recommending to the stockholders for their adoption two (2) Amendments to the Articles of Incorporation ("Articles") of the Company. The first Amendment provides that Article IV of the Articles of the Company be amended in order to increase the number of authorized shares of the Company from 5,000,000 shares of authorized common stock with a par value of $2.50 each to 5,000,000 shares of authorized common stock with a par value of $2.50 each and 250,000 shares of preferred stock with a par value of $1.00 each. The adoption of this Amendment is conditioned on approval of Item 2 -- Amendment to Articles of Incorporation to Vest in the Board of Directors Certain Rights with Respect to Preferred Shares (page 5).

     Specifically, Article IV of the Articles, which now reads as follows:

     "IV. The amount of total authorized capital stock of said Corporation shall be Twelve Million Five Hundred Thousand Dollars ($12,500,000) which shall be divided into Five Million (5,000,000) shares of common stock with the par value of $2.50."

would be amended to read as follows. These changes are in addition to the changes set forth in the second amendment described in Item 2 (page 5).

     "IV. A. The amount of total authorized capital stock of the Corporation shall be Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000), which shall be divided into Five Million (5,000,000) shares of common stock with the par value of $2.50 each and Two Hundred Fifty Thousand (250,000) shares of preferred stock with the par value of $1.00 each.

          B. The Corporation  may issue shares of preferred or special  classes:
     (i) subject to the right of the Corporation to redeem any of such shares at the price fixed by the Articles of Incorporation for the redemption thereof; (ii) entitling the holders thereof to cumulative, non-cumulative or partially cumulative dividends; (iii) having preference over any other class or classes of shares as to the payment of dividends; (iv) having preference in the assets of the Corporation over any other class or classes of shares upon the voluntary or involuntary liquidation of the Corporation; and (v) convertible into shares of any other class or into shares of any series of the same or any other class, except a class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation, but shares without par value, if any, shall not be converted into shares with par value unless that part of the stated capital of the Corporation represented by such shares without the par value is, at the time of conversion, at least equal to the aggregate par value of the shares into which the shares without par value are to be converted or the amount of any such deficiency is transferred from surplus to stated capital.


     The proposed increase in the authorized shares to create a class of preferred stock (the "Preferred Shares") has been recommended by the Board of Directors to assure that an adequate supply of authorized, unissued preferred shares is available for general corporate needs, without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles increasing the number of authorized shares at the time of such action.

     One potential situation in which the Preferred Shares could be issued involves the offering to certain prospective investors who we believe will be beneficial to the development and support of a banking offices we have opened or intend to open in Virginia. Under this scenario, the Company would promote the opening of its Virginia offices by identifying potential customers in the local community and requesting their assistance in developing business in the area. Preferred Shares would be offered to these individuals to strengthen their loyalty to our banking subsidiary and provide them with a proprietary interest in the future success of the Company.

     If the proposed amendment is approved by the shareholders, the additional shares of Preferred Shares so authorized could be issued, in the discretion of the Board, for any proper corporate purpose, without further action by the shareholders other than as may be required by applicable law. The terms of the Preferred Shares to be authorized including dividends, conversion prices, voting rights, redemption prices, maturity dates, and similar matters will be determined by the Company's Board of Directors.

     Existing shareholders do not have preemptive rights with respect to future issuances of common or preferred stock by the Company and their interest in the Company could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation right, book value, and market value. Accordingly, the Board of Directors will, in the exercise of their fiduciary duties to the shareholders, weigh all the factors carefully, together with the needs and prospects of the Company, before committing to the issuance of further shares not requiring shareholder approval.

     The increase of the authorized shares to include the class of Preferred Shares, if approved, will take effect on the date the Amended Articles of Incorporation are filed with the Secretary of State of West Virginia.

Vote Required for Adoption of The Proposed Amendment

     Under West Virginia law, any amendment to the Articles of Incorporation requires the approval of a majority of the holders of the outstanding stock of the Corporation entitled to vote at the Annual Meeting. Adoption of the amendment set forth in Item 2 is conditioned on approval of this amendment. Accordingly, a vote against Item 1 would have the effect of a vote against Item 2.

     The  Company's   Board  of  Directors   unanimously   recommends  that  the
stockholders vote FOR adoption of the amendment to the Articles discussed above.

--------------------------------------------------------------------------------

                ITEM 2 -- AMENDMENT TO ARTICLES OF INCORPORATION
                TO VEST IN THE BOARD OF DIRECTORS CERTAIN RIGHTS
                        WITH RESPECT TO PREFERRED SHARES
--------------------------------------------------------------------------------


Description of Proposed Amendment

     The second proposed Amendment provides that Article IV of the Articles of the Company be amended to vest in the Board of Directors of the Company the right to issue shares of Preferred Stock from time to time in one or more series, and to set the relative rights and preferences of the Preferred Shares. The adoption of this Amendment is conditioned on approval of Item 1 -- Amendment to Articles of Incorporation to Create a Class of Preferred Stock (page 3).

     Specifically, Article IV of the Articles, which now reads as follows:

     "IV. The amount of total authorized capital stock of said Corporation shall be Twelve Million Five Hundred Thousand Dollars ($12,500,000) which shall be divided into Five Million (5,000,000) shares of common stock with the par value of $2.50."

would be amended to include the following in addition to the changes set forth in the first Amendment described in Item 1 (page 3):

          C. Preferred stock may be divided into and issued by the Board of Directors from time to time in one or more series. All shares of preferred stock shall be of equal rank and shall be identical, except as to the following relative rights and preferences which may be fixed and determined by the Board of Directors, as to which there may be variations between different series:

          (1)  the rate of dividends;

          (2) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (3) the amount payable upon shares in event of voluntary and involuntary liquidation;

          (4) sinking fund provisions, if any, for the redemption or purchase of shares;

          (5) the terms and conditions, if any, on which shares may be converted; and

          (6)  voting rights, if any.

          D. The Board of Directors of the Corporation shall have all of the power and authority with respect to the shares of preferred stock that may be delegated to the Board of Directors pursuant to the terms and provisions of Chapter 31, Article 1, Sections 78 and 79 of the Code of West Virginia, as amended, or such corresponding sections of the Code of West Virginia as may be adopted from time to time, and shall exercise such power and authority by the adoption of a resolution or resolutions as prescribed by law.


     The proposed vesting in the Board of Directors all power and authority with respect to the Preferred Shares pursuant to the terms and provisions of Chapter 31, Article 1, Section 78 and 79 of the Code of West Virginia, is recommended by your Board of Directors.

Assuming the adoption of Item 1 by the shareholders, and if shareholders approve this second amendment, the Company's Board of Directors will have authority to establish series of Preferred Shares and to fix and determine the variations in the relative rights and preferences as between series, subject to West Virginia law. Among other things, the Board would be able to set variations among series of Preferred Shares with respect to:

o    the rate of dividend;
o    whether shares may be redeemed, and if so, the redemption price;
o the amount payable upon shares in event of voluntary and involuntary liquidation;
o    sinking fund provisions, if any, for the redemption or purchase of shares;
o    the terms and conditions, if any, on which shares may be converted; and
o    voting rights, if any.

     The amendment has been recommended by the Board of Directors to assure that an adequate supply of authorized, unissued Preferred Shares is available for general corporate needs, without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles setting forth the relative rights and preferences within a class each time Preferred Shares are to be issued.

     Potential situations in which the Preferred Shares could be issued involves the offering to certain prospective investors who we believe will be beneficial to the development and support of a banking offices we have opened or intend to open in Virginia. Under this scenario, the Company would promote the opening of its Virginia offices by identifying potential customers in the local community and requesting their assistance in developing business in the area. Preferred Shares would be offered to these individuals to strengthen their loyalty to our banking subsidiary and provide them with a proprietary interest in the future success of the Company.

     If the proposed amendment is approved by the shareholders, the additional shares of Preferred Shares so authorized could be issued, in the discretion of the Board, for any proper corporate purpose, without further action by the shareholders other than as may be required by applicable law. As discussed above, the terms of the Preferred Shares to be authorized including dividends, conversion prices, voting rights, redemption prices, maturity dates, and similar matters will be determined by the Company's Board of Directors.

     Existing shareholders do not have preemptive rights with respect to future issuances of common or preferred stock by the Company and their interest in the Company could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation right, book value, and market value. Accordingly, the Board of Directors will, in the exercise of their fiduciary duties to the shareholders, weigh all the factors carefully, together with the needs and prospects of the Company, before committing to the issuance of further shares not requiring shareholder approval.

     The vesting in the Board of Directors of the power and authority to establish a series of Preferred Shares and to fix and determine the relative rights and preferences, if approved, will take effect on the date the Amended Articles of Incorporation are filed with the Secretary of State of West Virginia.

Vote Required for Adoption of The Proposed Amendment

     Under West Virginia law, any amendment to the Articles of Incorporation requires the approval of a majority of the holders of the outstanding stock of the Corporation entitled to vote at the Annual Meeting. Adoption of the amendment discussed in Item 1 is conditioned on approval of this Item 2. Accordingly, a vote against Item 2 would have the effect of a vote against Item 1.

     The  Company's   Board  of  Directors   unanimously   recommends  that  the
stockholders vote FOR adoption of the amendment to the Articles discussed above.

--------------------------------------------------------------------------------

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------


     As of July 31, 2002, the Directors, Chief Executive Officer and four (4) most highly compensated executive officers ("Named Executive Officers") of the Company owned beneficially, directly or indirectly, the number of shares of common stock indicated on the following pages. The number of shares shown as beneficially owned by each director and executive officer is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purposes.

     All Directors and executive officers as a group owned 445,207 shares or 25.13% of the Company's common stock as of July 31, 2002. Each director of the Company is required to own a minimum of 1,000 shares of the Company's common stock. Ownership is defined as shares held in the individual's own name, jointly with spouse, or by a company where the individual has controlling interest. Directors who are also employees of the Company or its subsidiary banks are exempt from this requirement.

--------------------------------------------------------------------------------
    Name of Director or Named                    Amount of Beneficial
        Executive Officer                Ownership of Shares of Common Stock
--------------------------------------------------------------------------------
                                             Shares            % Ownership
                                             ------            -----------
Frank A. Baer, III                           2,172(1)                *
Oscar M. Bean                               19,648(2)              1.11
Dewey F. Bensenhaver                         8,172 (3)               *
James M. Cookman                             7,104(4)                *
John W. Crites                             145,416(13)             8.21
Patrick N. Frye                              1,218 (11)              *
James Paul Geary                            53,210                 2.89
Thomas J. Hawse, III                         7,150 (12)              *
Phoebe F. Heishman                          22,500(5)              1.27
Gary L. Hinkle                              58,615 (6)             2.93
Gerald W. Huffman                           10,592                   *
Scott C. Jennings                            3,129 (14)              *
H. Charles Maddy, III                       10,844 (7)               *
Duke A. McDaniel                            10,626                   *
Harold K. Michael                            2,378                   *
Ronald F. Miller                             8,624 (8)               *
George R. Ours, Jr.                         56,000 (9)             3.06
Charles S. Piccirillo                        4,276(10)               *
C. David Robertson                           5,212 (15)              *
---------------------------------------- ---------------------------------------

(1)  Includes 148 shares owned by minor children.
(2) Includes 1,210 shares owned by spouse, 986 shares owned by minor children and 2,380 shares owned by mother for which he has Power of Attorney.
(3) Includes 1,028 shares owned by spouse and 3,120 shares owned by minor children.
(4) Includes 1,000 shares owned by Cookman Insurance Center, Inc., 3,738 shares owned by Cookman Insurance Center, Inc. Retirement Plan and 948 shares owned by minor children.
(5) Includes 440 shares owned by spouse and 1,760 shares owned by minor children.
(6) Includes 12,100 shares owned by Hinkle Trucking, Inc., 1,905 shares owned by self-directed IRA and 1,110 shares owned by spouse.
(7) Includes 251 shares owned by spouse, 3,585 fully vested shares held in Company's ESOP and exercisable stock options for 6,000 shares.
(8) Includes 5,000 shares owned by self-directed IRA, 724 fully vested shares held in Company's ESOP and exercisable stock options for 2,800 shares.
(9) Includes 4,100 shares owned by spouse and 20,000 shares owned by children for whom director has continuous voting proxy until rescinded.
(10) Includes 3,570 shares owned by self-directed 401(k) and 100 shares owned by spouse .
(11) Includes 420 fully vested shares held in Company's ESOP.
(12) Includes 250 shares owned by spouse.
(13) Includes 47,810 shares owned by Allegheny Wood Products, Inc.
(14) Includes 1,729 fully vested shares held in Company's ESOP and exercisable stock options for 1,400 shares.
(15) Includes 3,500 shares owned by a self-directed IRA, 512 fully vested shares held in Company's ESOP and exercisable stock options for 1,200 shares.

     * Indicates director owns less than 1% of the Company's Common Stock.

--------------------------------------------------------------------------------

                              PRINCIPAL SHAREHOLDER
--------------------------------------------------------------------------------

     The following table lists each shareholder of Summit who is the beneficial owner of more than 5% of Summit's common stock as of July 31, 2002.



                                                  Amount and
                                                  Nature of
Title of Class       Name and Address             Ownership         % of Class
--------------       ----------------             ---------         ----------

Common Stock         John W. Crites               145,416(1)           8.21
                     P. O. Box 867
                     Petersburg, WV  26847



   (1)   Includes 47,810 shares owned by Allegheny Wood Products, Inc.

--------------------------------------------------------------------------------

                REQUIREMENTS, INCLUDING DEADLINE, FOR SUBMISSION
                 OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND
                         OTHER BUSINESS OF SHAREHOLDERS
--------------------------------------------------------------------------------



     Under the rules of the SEC, shareholder proposals intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received by us,
Attention: Secretary, at our principal executive offices by December 31, 2002 for inclusion in the proxy statement and form of proxy relating to that meeting.

     Under our Articles of Incorporation, certain procedures are provided which a shareholder must follow to nominate persons for election as Directors. These procedures provide that nominations for Director nominees at an annual meeting of shareholders must be submitted in writing to the President of the Company at 223 North Main Street, Moorefield, West Virginia 26836. The nomination must be received no later than:

o thirty (30) days in advance of an annual meeting if at least thirty (30) days prior notice is provided; of

o five (5) days following the day on which the notice of meeting is mailed if less than thirty (30) days notice is given.

     The nomination must contain the following information about the nominee and notifying shareholder:

o    name of the nominee;

o    age of the nominee;

o    address of the nominee;

o    principal occupation or employment of the nominee;

o    the number of shares of common stock held by the notifying shareholder; and

o    the address of the notifying shareholder.

     The chairman of the meeting may refuse to allow the transaction of any business not presented before hand, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

Stock Transfers

     Current market quotations for the common stock of Summit Financial Group, Inc. are available on the OTC Bulletin Board under the symbol "SMMF".


--------------------------------------------------------------------------------



     Whether or not you plan to attend the Special Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.


By Order of the Board of Directors.

August 26, 2002

                                    EXHIBIT A


                      Text of Amendment Proposed in Item 1


"IV. A The amount of total authorized capital stock of the Corporation shall be Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000), which shall be divided into Five Million (5,000,000) shares of common stock with the par value of $2.50 each and Two Hundred Fifty Thousand (250,000) shares of preferred stock with the par value of $1.00 each.

     B. The Corporation may issue shares of preferred or special classes: (i) subject to the right of the Corporation to redeem any of such shares at the price fixed by the Articles of Incorporation for the redemption thereof; (ii) entitling the holders thereof to cumulative, non-cumulative or partially cumulative dividends; (iii) having preference over any other class or classes of shares as to the payment of dividends; (iv) having preference in the assets of the Corporation over any other class or classes of shares upon the voluntary or involuntary liquidation of the Corporation; and (v) convertible into shares of any other class or into shares of any series of the same or any other class, except a class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation, but shares without par value, if any, shall not be converted into shares with par value unless that part of the stated capital of the Corporation represented by such shares without the par value is, at the time of conversion, at least equal to the aggregate par value of the shares into which the shares without par value are to be converted or the amount of any such deficiency is transferred from surplus to stated capital.

                                    EXHIBIT B


                      Text of Amendment Proposed in Item 2



     C. Preferred stock may be divided into and issued by the Board of Directors from time to time in one or more series. All shares of preferred stock shall be of equal rank and shall be identical, except as to the following relative rights and preferences which may be fixed and determined by the Board of Directors (as hereinafter provided), as to which there may be variations between different series:

                    (1)  the rate of dividends;

                    (2)  whether   shares  may  be  redeemed  and,  if  so,  the
                         redemption price and the terms and conditions of redemption;

                    (3) the amount payable upon shares in event of voluntary and involuntary liquidation;

                    (4) sinking fund provisions, if any, for the redemption or purchase of shares;

                    (5) the terms and conditions, if any, on which shares may be converted; and

                    (6)  voting rights, if any.

     D. The Board of Directors of the Corporation shall have all of the power and authority with respect to the shares of preferred stock that may be delegated to the Board of Directors pursuant to the terms and provisions of Chapter 31, Article 1, Sections 78 and 79 of the Code of West Virginia, as amended, or such corresponding section of the Code of West Virginia as may be adopted from time to time, and shall exercise such power and authority by the adoption of a resolution or resolutions as prescribed by law.

                                    EXHIBIT C


West Virginia Code Section 31-1-78.  Authorized shares.

Each corporation shall have power to create and issue the number of shares stated in its articles of incorporation. Such shares may be divided into one or more classes, any or all of which classes may consist of shares with par value or shares without par value, with such designations, preferences, limitations and relative rights as shall be stated in the articles of incorporation. The articles of incorporation may limit or deny the voting rights of or provide special voting rights for the shares of any class to the extent not inconsistent with the provisions of this article.

Without limiting the authority herein contained, a corporation, when so provided in its articles of incorporation, may issue shares of preferred or special classes:

(a) Subject to the right of the corporation to redeem any of such shares at the price fixed by the articles of incorporation for the redemption thereof.

(b) Entitling the holders thereof to cumulative, noncumulative or partially cumulative dividends.

(c) Having preference over any other class or classes of shares as to the payment of dividends.

(d) Having preference in the assets of the corporation over any other class or classes of shares upon the voluntary or involuntary liquidation of the corporation.

(e) Convertible into shares of any other class or into shares of any series of the same or any other class, except a class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation, but shares without par value shall not be converted into shares with par value unless that part of the stated capital of the corporation represented by such shares without par value is, at the time of conversion, at least equal to the aggregate par value of the shares into which the shares without par value are to be converted or the amount of any such deficiency is transferred from surplus to stated capital.

West Virginia Code Section 31-1-79. Issuance of shares of preferred or special classes in series; manner and procedures of issuance; filing of statement and effect thereof.

(a) If the articles of incorporation so provide, the shares of any preferred or special class may be divided into and issued in series. If the shares of any such class are to be issued in series, then each series shall be so designed as to distinguish the shares thereof from the shares of all other series and classes. Any or all of the series of any such class and the variations in the relative rights and preferences as between different series may be fixed and determined by the articles of incorporation, but all shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(1)  The rate of dividend.

(2) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption.

(3) The amount payable upon shares in event of voluntary and involuntary liquidation.

(4)  Sinking fund provisions, if any, for the redemption or purchase of shares.

(5)  The terms and conditions, if any, on which shares may be converted.

(6)  Voting rights if any.

(b) If the articles of incorporation shall expressly vest authority in the board of directors, then, to the extent that the articles of incorporation shall not have established series and fixed and determined the variations in the relative rights and preferences as between series, the board of directors shall have authority to divide any or all of such classes into series and, within the limitations set forth in this section and in the articles of incorporation, fix and determine the relative rights and preferences of the shares of any series so established.

In order for the board of directors to establish a series, where authority so to do is contained in the articles of incorporation, the board of directors shall adopt a resolution setting forth the designation of the series and fixing and determining the relative rights and preferences thereof, or so much thereof as shall not be fixed and determined by the articles of incorporation.

Prior to the issue of any shares of a series established by resolution adopted by the board of directors, the corporation shall file in the office of the secretary of state a statement setting forth:

(1)  The name of the corporation.

(2) A copy of the resolution establishing and designating the series, and fixing and determining the relative rights and preferences thereof.

(3)  The date of adoption of such resolution.

(4)  That such resolution was duly adopted by the board of directors.

(c) Such statement shall be executed in duplicate by the corporation by its president or a vice president and by its secretary or an assistant secretary, and verified by one of the officers signing such statement, and shall be delivered to the secretary of state. If the secretary of state finds that such statement conforms to law, he shall, when all fees have been paid as prescribed by law, (i) endorse on each of such duplicate originals the word "Filed," and the month, day and year of the filing thereof; (ii) file one of such duplicate originals in his office; and (iii) return the other duplicate original to the corporation or its representative.

(d) Upon the filing of such statement by the secretary of state, the resolution establishing and designating the series and fixing and determining the relative rights and preferences thereof shall become effective and shall constitute an amendment of the articles of incorporation.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         OF SUMMIT FINANCIAL GROUP, INC.
                               on October 15, 2002


The undersigned hereby appoints Russell F. Ratliff, Jr. and Teresa D. Sherman or either of them with full power to act alone as attorneys and proxies to vote all the shares of the common stock of Summit Financial Group, Inc. held or owned by the undersigned at the Special Meeting of Shareholders on October 15, 2002, and at any adjournments thereof, as follows:

1. To approve an Amendment to the Articles of Incorporation authorizing a class of preferred shares, as more fully described in the Proxy Materials dated August 26, 2002.

              [  ] FOR             [  ] AGAINST               [  ] ABSTAIN

2. To vest in the Company's Board of Directors the right to issue preferred shares in one or more series and to fix and determine the relative rights and preferences as between any series of such preferred shares, as more fully described in the Proxy Materials dated August 26, 2002.

              [  ] FOR             [  ] AGAINST               [  ] ABSTAIN


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

This proxy may be revoked at any time prior to its exercise in accordance with the procedure set forth in the proxy materials.


                                     Dated __________________________, 2002

                                     --------------------------------------

                                     --------------------------------------

                                     Shareholder should sign exactly as name
                                     appears on the label. Any person signing in fiduciary capacity should please enclose proof of his appointment unless such proof has already been furnished. All joint owners must sign.